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                                                                     Exhibit 4.2

                          GST TELECOMMUNICATIONS, INC.
                                 1999 STOCK PLAN
                             STOCK OPTION AGREEMENT

         Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

         I. NOTICE OF STOCK OPTION GRANT

         [Optionee's Name and Address]

         You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

         Grant Number
                                             ----------------------------------

         Date of Grant
                                             ----------------------------------

         Vesting Commencement Date
                                             ----------------------------------

         Exercise Price per Share           $
                                             ----------------------------------

         Total Number of Shares Granted
                                             ----------------------------------

         Total Exercise Price               $
                                             ----------------------------------

         Type of Option:                          Incentive Stock Option
                                            -----
                                                  Nonstatutory Stock Option
                                            -----

         Term/Expiration Date:
                                             ----------------------------------

         VESTING SCHEDULE:

         This Option may be exercised, in whole or in part, in accordance with the following schedule:

        [                    ].

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         TERMINATION PERIOD:

         This Option may be exercised for [_____] [days/months] after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for [one year] after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

         I. AGREEMENT

A. GRANT OF OPTION.

                  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                  If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code
Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

A.  EXERCISE OF OPTION.

                  1. RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

                  2. METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

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A.       METHOD OF PAYMENT.

                  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                  1. cash; or

                  2. bank draft or money order; or

                  3. cash received by a broker in advance of the receipt of Shares by the broker in connection with a broker sale program; or

                  4. surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

B. NON-TRANSFERABILITY OF OPTION.

                  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

A. TERM OF OPTION.

                  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

A. ENTIRE AGREEMENT; GOVERNING LAW.

                  The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Washington.

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A. NO GUARANTEE OF CONTINUED SERVICE.

                  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

                  By Optionee's signature and the signature of the Company's representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                      GST TELECOMMUNICATIONS, INC.


Signature                                      By


Print Name                                     Title


Residence Address


------------------------------------

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                                CONSENT OF SPOUSE

         The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                      ---------------------------------------
                                      Spouse of Optionee







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                                    EXHIBIT A
                          GST TELECOMMUNICATIONS, INC.
                                 1999 STOCK PLAN
                                 EXERCISE NOTICE

GST Telecommunications, Inc.
4001 Main Street
Vancouver, Washington 98663

Attention:  [Title]

         1. EXERCISE OF OPTION. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of GST Telecommunications, Inc. (the "Company") under and pursuant to the 1999 Stock Plan (the "Plan") and the Stock Option Agreement dated, _____ (the "Option Agreement"). The purchase price for the Shares shall be $ , as required by the Option Agreement.

         2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.

         3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

         5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter

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hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Washington.


Submitted by:                           Accepted by:

PURCHASER:                              GST TELECOMMUNICATIONS, INC.


Signature                               By

Print Name                              Its

ADDRESS:                                ADDRESS:
                                        GST Telecommunications, Inc.
                                        4001 Main Street
                                        Vancouver, Washington  98663



                                        ---------------------------------------
                                        Date Received

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